Exhibit 23.2



             Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333- ) and related Prospectus of Teligent, Inc. and to the incorporation by reference therein of our report dated February 12, 1999, with respect to the consolidated financial statements of Teligent, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                      /s/ Ernst & Young LLP
                                      ---------------------

Vienna, Virginia
June 10, 1999